UNITEDSTATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2014

North American Oil & Gas Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State of other jurisdiction of incorporation)

333-172896
(Commission File Number)

98-087028
(IRS Employer Identification No.)

56 E. Main Street, Suite 202
Ventura, California 93001
(Address of principal executive offices) (Zip Code)

(805) 643-0385
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Copies to:
Aaron Botti, Esq.
2815 Townsgate Rd., Suite 320
Westlake Village, California 93021
Telephone No.: (805) 577-8088
Facsimile No.: (805)456-7884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2014, North American Oil & Gas Corp. (the “Company”) entered into an Investment Agreement (the “Agreement”) with Beaufort Ventures PLC  (the “Investor”), relating to the sale and issuance of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Agreement allows the Company to issue and sell to the Investor, from time to time as provided in the Agreement, and the Investor to purchase from the Company up to Five Million Dollars ($5,000,000) (“Commitment Amount”) of the Company’s Common Stock.  All shares of Common Stock issued under the Agreement shall be (i) registered pursuant to a Form S-1 registration statement (“Registration Statement”) to be filed by the Company and (ii) issued at a 15% discount to the market price (as calculated pursuant to the Agreement).

The terms and conditions of the Agreement (subject to the Conditions for Advance and Conditions to Closing in Article VII of the Agreement) allow the Company, at its sole and exclusive option, to issue and sell to the Investor, and the Investor to purchase from the Company, Common Stock, by the delivery, in the Company’s sole discretion, of advance notices. Each sale of Common Stock shall be in multiples of $100,000.  The aggregate maximum amount of all Common Stock that the Investor shall be obligated to purchase under this Agreement shall not exceed the Commitment Amount.

The Agreement shall terminate automatically on the earlier of (i) the first day of the month next following the 36th month next following the 36-month anniversary of the Effective Date, (ii) the date on which the Investor shall have made payment of Advances pursuant the Agreement in the aggregate amount of the Commitment Amount or (iii) the Registration Statement is no longer effective.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by the Agreement which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2014.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this Form 8-K are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan and achieve profitability, lack of outcomes and statistically significant formal research studies, difficulty enrolling members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry and our financial position and liquidity. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Oil & Gas Corp.
(Registrant)
Date: March 27, 2014	By:	/s/ Robert Rosenthal
	Name:	Robert Rosenthal
	Title:	President and Chief Executive Officer
(principal executive officer)

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